CONSULTING AGREEMENT


                  THIS AGREEMENT is made this 8th day of August, 2004


BETWEEN:

               CHINA HEALTH HOLDING INC., a body corporate, incorporated under the laws of the State of Nevada, and having an office at Park Place Suite 3400 - 666 Burrard Street, Vancouver, BC Canada V6C 2X8

               (hereinafter called the "Company")
                                                             OF THE FIRST PART

AND:

               NATIONAL MEDIA ASSOCIATES, a body corporate, incorporated under the laws of the State of California, having an office at 4515 Ocean View Blvd., Suite 305, La Canada, California, 91011, U.S.A.

               (hereinafter called the "Consultant")
                                                            OF THE SECOND PART



WHEREAS:


A. The Consultant is a firm carrying on the business of providing national media consulting services and financial community investor relations consulting services for emerging companies of merit;

B. The Company is desirous of retaining the consulting services of the Consultant on a fixed term basis and the Consultant has agreed to serve the Company as an independent contractor upon the terms and conditions herewith set forth;

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
FOR VALUABLE CONSIDERATION it is hereby agreed as follows:

1. The Consultant shall provide major media consulting services to the Company, such duties to include news feature development, establishing relations with financial advisory newsletter writers and with other trade and advertising media interested in the Company and its innovative line of alternative health products. The Consultant shall also provide an investor relations program of communications to the U.S. institutional, brokerage and retail investor communities. This work is SUBJECT ALWAYS to the control and direction of the CEO and Board of Directors of the Company. Additionally, the Consultant shall consult and advise the CEO and Company on a variety of corporate matters on an on-going basis, as these may relate to the above programs.


2. The Company shall provide to Consultant copies of all proposed Company literature prior to the dissemination of such literature to any third parties and the Consultant shall not disseminate any such materials or documents without the prior approval of the Company.


3. The term of this Agreement shall be for a period of two years from the date of this Agreement (the "Initial Term"). This Agreement may be renegotiated and renewed at the option of the Company, upon notice in writing to the Consultant at least thirty (30) days prior to the end of the Initial Term.


4. It is agreed that the principal remuneration of servicing the programs defined under this Agreement shall be compensated: (a) by the issuance to designated principals of Consultant of 700,000 (Seven hundred thousand) shares of the Company's common stock from the Company, and also (b) by the issuance to designated principals of Consultant of 300,000 ( Three hundred thousand) shares of the Company's common stock from the Company which shares shall be included in

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
a registration statement if the Company determines to register shares after the date of this Agreement for its own account or the account of others under the Securities Act of 1933, as amended ("Registration Rights"); and (c) by the issuance of options to purchase 1,000,000 (One Million) shares of the Company's common stock at an exercise price equal to $US 0.10 per share, to designated principals of Consultant. Such options shall expire three (3) years after the date of this Agreement. Consulting services shall commence upon physical receipt of said shares and option documents. The Consultant hereby acknowledges that only the compensation described under Section 4(b) above shall have Registration Rights.

5. The Consultant shall be responsible for the payment of its income taxes as shall be required by any governmental entity with respect to compensation paid by the Company to the Consultant.


6. During the term of this Agreement, the Consultant shall provide its services to the Company primarily through George Duggan with assistance of Michael Baybak, and the Consultant shall ensure that George Duggan and Michael Baybak will be available to provide such services to the Company in a commercially reasonable time


7. The Company shall be billed at direct cost all out-of-pocket expenses up to a maximum of $US 1,000 incurred by Consultant in connection with its duties hereunder, including any travel and other expenses of printing and mailing that may be required in servicing the account activity. The Company herewith commits to prompt payment of such itemized and documented expenses in each 30-day term. Consultant shall obtain written approval in advance for each and any specific proposed expense in excess of $US 300. All billings shall be provided to the Company in an itemized and documented format.


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8. The  Consultant  shall not,  either  during the  continuance  of its contract hereunder or any time thereafter, disclose the private affairs of the Company and/or its subsidiary or subsidiaries, or any secrets of the Company and/or its subsidiary or subsidiaries, to any person or entity (directly or indirectly) whether or not to the detriment of the Company and shall not (either during the
continuance  of  its  contract   hereunder  or  any  time  thereafter)  use  any
information it may acquire in relation to the business and affairs of the Company and/or its subsidiary or subsidiaries for its own benefit or purposes (directly or indirectly), or for any purpose other than those of the Company as more particularly described in paragraph 1 above.


9. The Company agrees to indemnify and hold the Consultant harmless from any loss, costs or expenses incurred as a result of or arising out of the Consultant's dissemination or publication of any documents or literature issued or approved in writing by the Company in accordance with the provisions of paragraph 2 of this Agreement, in the event that it is established by a Court of competent jurisdiction that such materials contain material misrepresentations or false or misleading information, or omit to state a material fact necessary to prevent a statement that is made from being false or misleading. The Company shall be solely responsible for all required registrations/exemptions for its securities at the federal and state levels.


10. The Consultant agrees to indemnify and hold the Company harmless from any loss, costs or expenses incurred as a result of or arising out of the Consultant's dissemination or publication of any documents or literature not issued or approved in writing by the Company in accordance with the provisions of paragraph 2 of this Agreement, in the event that it is established by a Court of competent jurisdiction that such materials contain material misrepresentations or false or misleading information, or omit to state a material fact necessary to prevent a statement that is made from being false or misleading.


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
11. The Consultant shall faithfully serve the Company or any subsidiary as aforesaid during the continuance of its employment hereunder and use its best efforts to promote the interests of the Company.


12. This Agreement may be terminated forthwith by the Company without prior notice if at any time:


     (a) The Consultant shall commit any breach of any of the provisions herein contained; or

     (b) The Consultant shall be guilty of any misconduct or neglect in the discharge of its duties hereunder.

     (c) The Consultant shall become bankrupt or make any arrangements or composition with its creditors; or

     (d) George Duggan shall become of unsound mind or be declared incompetent to handle his own personal affairs.

     (e) George Duggan and Michael Bayback are not available to provide services to the Company in a commercially reasonable time.


     Consultant may terminate this Agreement upon written notice given to the Company for a material breach of this Agreement.


13. The Company is aware that the Consultant has now and will continue to have business interests in other companies and the Company recognizes that these companies will require a certain portion of the Consultant's time. The Company

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
agrees that the Consultant may continue to devote time to such outside interests, PROVIDED THAT such interests do not conflict with, in any way, the time required for the Consultant to perform its duties under this Agreement.


14. The services to be performed by the Consultant pursuant hereto are personal in character, and neither this Agreement nor any rights or benefits arising hereunder are assignable by the Consultant without the prior written consent of the Company.


15. Any notice in writing or permitted to be given to the Consultant hereunder shall be sufficiently given if delivered to the Consultant personally or mailed by registered mail, postage prepaid, addressed to the Consultant at its last business address known to the Secretary of the Company. Any such notice mailed as aforesaid shall be deemed to have been received by the Consultant on the first business day following the date of the mailing. Any notice in writing required or permitted to be given to the Company hereunder shall be given by registered mail, postage prepaid, addressed to the Company at the address shown on page 1 hereof. Any such notice mailed as aforesaid shall be deemed to have been received by the Company on the first business day following the date of mailing. Any such address for the giving of notices hereunder may be changed by notice in writing given hereunder.


16. The provisions of this Agreement shall inure to the benefit of and be binding upon the Consultant and the successors and assigns of the Company. For this purpose, the terms "successors" and "assigns" shall include any person, firm or corporation or other entity which at any time, whether by merger, purchase or otherwise, shall acquire all or substantially all of the assets or business of the Company.


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
17. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the provisions of this Agreement.


18. This Agreement is being delivered and is intended to be performed in the State of California and the State of Nevada and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of that State. This Agreement may not be changed orally, but only by an instrument in writing signed by the party against whom or which enforcement of any waiver, change, modification or discharge is sought.

                            [Signature page follows.]





     IN WITNESS WHEREOF this Agreement has been executed as of the day, month and year first above written.


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


THE COMMON SEAL of                     )
CHINA HEALTH HOLDING INC.              )
was hereto affixed                     )                 c/s
in the presence of:                    )
                                       )
                                       )
--------------------------             )  per: /s/ Julianna Lu
                                       )        --------------------------
                                                   Julianna (Jenny) Lu
--------------------------             )           The President
                                                   Authorized Signatory
--------------------------             )       ---------------------------


                          ----------------------------
                           Date: 8th. of August, 2004



SIGNED, SEALED AND DELIVERED by     )
NATIONAL MEDIA ASSOCIATES           )
by its authorized                   )
signatory in the presence of        )        NATIONAL MEDIA ASSOCIATES
                                    )
                                    )
                                    )
-----------------------------       )         per:/s/ Michael BayBak
                                              -----------------------
Signature of Witness                )         Michael BayBak

                                              Authorized Signatory
                                    )
-----------------------------       )  per:   /s/ George Duggun
                                              -----------------------
Address of Witness                  )         George Duggun
Date:  8th of August, 2004



1. Notes: The Company and The Cosultant Agree that Mr. BayBak, Michael is the designated recipient of all the shares and options to be issued under this agreement.

2. Attached: NMA's corporation certificate and Michael BayBak's Personal ID.